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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated March 22, 1996,
except for Note 9 as to which the date is December   , 1996, in the Registration
Statement (Form SB-2) and the related Prospectus of DAOU Systems, Inc. for the registration of shares of its common stock.

San Diego, California

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The foregoing consent is in the form that will be signed upon completion of the reincorporation in Delaware disclosed in Note 9 of Notes to Financial
Statements.

                                          ERNST & YOUNG LLP

San Diego, California
December 17, 1996